UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 7, 2023

(Date of Report)

BIO ESSENCE CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	333-232839	94-3349551
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

8 Studebaker Drive, Irvine, California 92618
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 706-9966
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2023, William E. Sluss was appointed as Chief Financial Officer (Principal Financial Officer) of Bio Essence Corp. (the “Company”). Mr. Sluss has served as a Financial Executive for both private and publicly traded companies over the last thirty years. Most recently, he has served as director and Chief Financial Officer for Black Bird Biotech, Inc. located in Flower Mound, Texas. Prior to joining Black Bird Biotech, Inc., Mr. Sluss was the Chief Financial Officer and Secretary for EFT Holdings, Inc., a manufacturer and distributor of beauty and nutritional products headquartered in Los Angeles California. Prior to relocating to Los Angeles, California in 2010, Mr. Sluss served as the Chief Financial Officer for AccuForce Staffing Services in Kingsport, Tennessee. Prior to this role, Mr. Sluss was the Chief Financial Officer and Treasurer for Studsvik, Inc., a nuclear services company based in Erwin, Tennessee. In addition to serving as a Financial Executive, Mr. Sluss has worked as an attorney at Ecoff Campain Tilles & Kay, LLP in Beverly Hills, California where he oversaw corporate and civil litigation. He is a licensed Certified Public Accountant and received his Bachelor of Science degree in accounting from the University of Virginia’s College at Wise in 1990. Mr. Sluss received his Juris Doctorate degree from Irvine University College of Law in 2020. Mr. Sluss is a licensed attorney and member of the California Bar.

Mr. Sluss does not have any family relationship with any director, executive officer, or other controlling shareholder or entity associated with the Company. He has not been a party to any transactions that require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO ESSENCE CORP.

/s/ Yin Yan
By:	Yin Yan
Its:	Chief Executive Officer
Dated: September 7, 2023

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